23(e)

Distribution Agreement
Calvert Distributors, Inc.

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert SAGE Fund
       Calvert Large Cap Value Fund

Class A	Class B	Class C	Class I	Class Y
0.25%	N/A	0.75%	None	None

Addendum to Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert SAGE Fund
       Calvert Large Cap Value Fund

Class A	Class B	Class C	Class I	Class Y
0.25%	N/A	0.25%	None	None

Date: September 30, 2008